UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2015

DUNE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27897	95-4737507
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

Two Shell Plaza 811 Louisiana Street, Suite 2300 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 229-6300

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed by Dune Energy, Inc. (the “Company”) on March 12, 2015 and in subsequent Current Reports on Form 8-K filed by the Company thereafter, the Company and its subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Western District of Texas, Austin Division (the “Bankruptcy Court”) on March 8, 2015 seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 cases are being jointly administered under the caption “In re Dune Energy, Inc., et al”, Case No. 15-10336 (the “Chapter 11 Cases”).

In addition, as previously disclosed, in connection with the Chapter 11 Cases, the Debtors entered into a credit agreement (as amended, the “DIP Credit Agreement”) dated March 10, 2015 among the Company, the Lenders from time to time party thereto (the “DIP Lenders”) and Bank of Montreal, as administrative agent (the “DIP Agent”) pursuant to which the DIP Lenders agreed to provide up to $10 million of senior secured super priority debtor-in-possession financing (the “DIP Financing”) to be used for post-petition operating expenses of the Debtors, certain cost and expense reimbursement obligations owed under the Pre-Petition Credit Agreement (as defined in the DIP Credit Agreement), and other costs and expenses of administration of the Chapter 11 Cases in accordance with the budget agreed upon by the Company and the DIP Lenders. As previously disclosed, on July 27, 2015, the Debtors closed on the sale of substantially all of the Debtors’ assets (the “Asset Sale”) pursuant to that certain Purchase and Sale Agreement dated as of June 24, 2015, as amended, with White Marlin Oil and Gas Company, LLC and that certain Purchase and Sale Agreement dated as of June 30, 2015, as amended, with Trimont Energy (NOW), LLC and assigned to Trimont Energy (BL), LLC and Trimont Energy (GIB), LLC.

Subsequent to the Asset Sale, on July 31, 2015, the Bankruptcy Court entered a stipulated consent order (the “Consent Order”) authorizing the payment of all of the outstanding obligations owed by the Debtors under the DIP Credit Agreement from the proceeds of the Asset Sale and the termination of the DIP Credit Agreement. The Bankruptcy Court also approved the Debtors’ continued use of cash collateral under the terms of the Bankruptcy Court’s final order approving the DIP Financing, as modified by the Consent Order, for certain costs and expenses of administration of the Chapter 11 Cases in accordance with a budget agreed upon by the Company, the DIP Lenders and the Debtors’ first lien lenders through the earlier of September 18, 2015 and the effective date of a plan of liquidation.

Item 7.01.	Regulation FD Disclosure.

The Company does not expect to be able to distribute any proceeds as a result of the Chapter 11 Cases to the Company’s stockholders and therefore believes that the shares of its common stock are worthless.

Additional information on the Chapter 11 Cases, including access to documents filed with the Bankruptcy Court and other general information about the Chapter 11 Cases, is available at https://cases.primeclerk.com/duneenergy/.

The information included in this Item 7.01 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act made after the date hereof, the information contained in this Item 7.01 shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections, as well as the current beliefs and assumptions of the Company’s management. When used in this document, the words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “plan”, “believe”, “may”, “predict”, “will”, “would”, “could”, “should”, “target” and similar expressions are forward-looking statements. All statements contained in this Current Report that are not statements of historical fact and other estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this Form 8-K should be considered forward-looking statements. Although the Company believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases; the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plan of liquidation with respect to the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the cases in general; the length of time the Company will operate under the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases; increased legal costs related to the Chapter 11 Cases and other litigation; and other risks disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and quarterly and current reports on Form 10-Q and 8-K filed with the U.S. Securities and Exchange Commission. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNE ENERGY, INC.

Date: August 6, 2015	By:	/s/ James A. Watt
		Name:	James A. Watt
		Title:	Chief Executive Officer